UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2009 (September 29, 2009)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Palms of Monterrey Note

On October 2, 2009, 15250 Sonoma Drive, LLC (“Sonoma”), a joint venture formed between Behringer Harvard Palms of Monterrey, LLC, a wholly owned subsidiary of Behringer Harvard Opportunity OP II LP, the operating partnership of Behringer Harvard Opportunity REIT II, Inc. (the “Company”), and DD-CTP, LLC, an entity formed between DeBartolo Development, LLC and Christian Tyler Properties, LLC, purchased, at a discount, a promissory note secured by a first lien mortgage and the loan documents related thereto (the “Palms of Monterrey Note”) for $25.4 million plus closing costs from the Federal Deposit Insurance Corporation as Receiver for Corus Bank, N.A. (“Corus”).  Behringer Harvard Palms of Monterrey, LLC owns a 90% percentage interest in the joint venture and DD-CTP, LLC, an unaffiliated third party, owns the remaining 10% percentage interest and a carried interest after a preferred return to the members based their respective capital contributions.  Behringer Harvard Palms of Monterrey, LLC is the managing member of the joint venture.  The principal balance and accrued interest owed on the Palms of Monterrey Note at the date of purchase was $65.8 million.  The investment was funded with proceeds from the Company’s ongoing public offering.

Corus originated the Palms of Monterrey Note on March 21, 2006 in the principal amount of $69 million for the purpose of acquiring a 408-unit multifamily complex known as “The Palms of Monterrey” located at 15250 Sonoma Drive in Fort Myers, Florida, and converting the multifamily complex into condominium residential units for sale.  The borrower under the Palms of Monterrey Note is BTS Monterrey Holdings LLC (“BTS”).  The Palms of Monterrey Note originally accrued interest at the greater of:  (i) 6.75%, or (ii) LIBOR plus 3.75% and is secured by a first lien mortgage on The Palms of Monterrey property.

BTS Monterrey LLC (the “Original Parent”) was the original parent entity of BTS and the borrower under a mezzanine loan in the original principal amount of $8.7 million (the “Mezzanine Loan”) from MTRY Funding, LLC, an unrelated third party (“Mezzanine Lender”), made in connection with the acquisition and proposed conversion of The Palms of Monterrey property by BTS.  The Mezzanine Loan was secured by a pledge of the Original Parent’s membership interest in BTS.  The Original Parent defaulted on the Mezzanine Loan.  In lieu of foreclosing on the pledge of membership interests, the Mezzanine Lender accepted an assignment of the membership interests in BTS and is now the sole legal and beneficial owner of BTS.  Corus approved the assignment of membership interests in BTS to Mezzanine Lender and, as a condition of reinstating and amending the loan under the Palms of Monterrey Note as requested by Mezzanine Lender, Corus required Mezzanine Lender to cure the monetary defaults existing at such time under the Palms of Monterrey Note and to execute a non-recourse carve-out guaranty in favor of Corus.  The Mezzanine Loan remains outstanding and is subordinate to the Palms of Monterrey Note.

The Palms of Monterrey Note matured on March 19, 2008 (“Original Maturity Date”), but BTS failed to pay the outstanding principal and interest due under the Palms of Monterrey Note on the Original Maturity Date.  BTS and Corus entered into a forbearance agreement whereby BTS was required to make certain payments of principal and interest as a condition precedent to a loan amendment which would, among other things, extend the term of the loan.

BTS failed to make the principal and interest payments required under the forbearance agreement.  BTS is currently in default under the Palms of Monterrey Note and the forbearance agreement.  The loan amendment extending the loan was never executed.  The conversion of The Palms of Monterrey property to condominium units was not completed, none of the units were sold, and it is currently operated as a multifamily complex.  Sonoma is pursuing its remedies available under the Palms of Monterrey Note, at law and at equity, including enforcement of the first lien mortgage through judicial foreclosure, involuntary receivership, or accepting a deed-in-lieu of foreclosure of the property securing the loan.

Amended and Restated Advisory Management Agreement

On October 2, 2009, the Company and Behringer Harvard Opportunity Advisors II LP, the Company’s external advisor (the “Advisor”), entered into the Amended and Restated Advisory Management Agreement (the “Amended and Restated Agreement”) which amends and restates the Advisory Management Agreement dated June 4, 2008, as amended by the First Amendment to the Advisory Management Agreement dated August 13, 2008 (collectively, the “Original Agreement”).  The Amended and Restated Agreement changes the timing in determining the reimbursement of organization and offering expenses by the Company during the offering, amends certain other terms regarding the reimbursement of organization and offering expenses, and waives the reimbursement of certain organization and offering expenses.  In addition, it clarifies that acquisition expenses reimbursable to the Advisor include certain non-refundable payments made in connection with an acquisition and expenses related to the Advisor directly providing certain accounting and environmental services in connection with an acquisition.  Finally, the Amended and Restated Agreement permits the parties to audit the records, books and accounts of the other party, as related to any fees and reimbursements paid to the Advisor.

Pursuant to the Amended and Restated Agreement, the limit on the amount of organization and offering expenses for which the Company is obligated to reimburse the Advisor is no longer determined as of the date of reimbursement.  Instead, the Company will reimburse the Advisor for organization and offering expenses (other than selling commissions and the dealer manager fee) incurred on the Company’s behalf until an aggregate of $7.5 million of such organization and offering expenses have been reimbursed to the Advisor.  Thereafter, the Company will not reimburse any such organization and offering expenses until the completion of the primary offering.  Upon completion of the primary offering, the Company will not be required to reimburse the Advisor any additional amounts and the Advisor will be required to reimburse the Company to the extent that the total amount spent by the Company on organization and offering expenses (other than selling commissions and the dealer manager fee and excluding the $3.5 million of organization and offering expenses waived by the Advisor (as described below)) would exceed 1.5% of the gross proceeds from the completed primary offering, unless the terms are amended by the parties upon renewal of the Amended and Restated Agreement to provide otherwise in connection with subsequent public offerings of shares.  In addition, the Advisor waived the Company’s obligation to pay $3.5 million of organization and offering expenses (other than selling commissions and the dealer manager fee) it incurred on the Company’s behalf through December 31, 2008.

The Amended and Restated Agreement further provides that if the agreement is terminated or not renewed due to a material breach by the Advisor before the Advisor’s or the Company’s reimbursement of organization and offering expenses, the appropriate party must make any necessary reimbursement within 90 days after the end of the year in which the primary offering terminates such that organization and offering expenses (other than selling commissions and the dealer manager fee) paid by the Company and related to the primary offering through the termination date do not exceed 1.5% of the gross proceeds from the completed primary offering.  If the agreement is terminated or not renewed for reasons other than a material breach by the Advisor, the Amended and Restated Agreement requires the appropriate party to make any necessary reimbursement within 90 days after the end of the year in which the primary offering terminates such that organization and offering expenses (other than selling commissions and the dealer manager fee) paid by the Company and related to the primary offering through the termination date do not exceed 1.5% of the gross offering proceeds from the completed primary offering.

The Amended and Restated Agreement also amends the definition of acquisition expenses to clarify that if the Advisor directly provides services formerly provided or usually provided by third parties, including without limitation accounting services related to the preparation of audits required by the Securities and Exchange Commission, property condition reports, title services, title insurance, insurance brokerage or environmental services related to the preparation of environmental assessments in connection with a prospective or completed investment (the “Additional Services”), the direct employee costs and burden to the Advisor of providing the Additional Services will be acquisition expenses.  The Additional Services will not be considered services for which the Advisor is entitled to compensation in the form of a separate fee.  Pursuant to the Amended and Restated Agreement, acquisition expenses also include any payments made to (i) a prospective seller of an asset, (ii) an agent of a prospective seller of an asset, or (iii) a party that has the right to control the sale of an asset intended for investment by the Company that are not refundable and that are not ultimately applied against the purchase price for such asset.

In addition, pursuant to the Amended and Restated Agreement, both the Company and the Advisor have the right to audit the books and accounts of the other party to ascertain whether all payments have been properly determined and paid.  If the audit conclusively reveals an overpayment or underpayment of fees, the Company or the Advisor must promptly pay to the other party the amount of the overpayment or underpayment, as the case may be, except that the Company will credit any overpayment against amounts previously waived or forgiven by the Advisor (including the $3.5 million waiver of organization and offering expense reimbursement). Pursuant to the Amended and Restated Agreement, any underpayment or overpayment will not be deemed a breach of the agreement unless and until an audit performed in accordance with the Amended and Restated Agreement is completed and the party who was obligated to make a payment as a result of the audit has failed to do so.

In all other material respects, the terms of the Original Agreement remain unchanged.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

The information in this report set forth under Item 1.01 above regarding the Palms of Monterrey Note is incorporated herein by reference.

Item 7.01.              Regulation FD Disclosure.

On October 8, 2009, the Company issued a press release announcing the Palms of Monterrey Note.  A copy of the press release, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

Item 8.01.              Other Events.

On September 29, 2009, the Company’s board of directors declared distributions payable to the stockholders of record each day during the months of October, November, and December 2009.  Distributions payable to each stockholder of record will be paid in cash on or before the 16th day of the following month.  The declared distributions equal a daily amount of $0.0013699 per share of common stock.  If this rate were paid each day for a 365-day period, it would equal a 5.0% annualized rate based on a purchase price of $10.00 per share.  A portion of each distribution will constitute a return of capital for tax purposes.

Item 9.01.              Financial Statements and Exhibits.

(d)   Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: October 8, 2009	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

99.1         Press Release